UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual meeting of stockholders (the “Annual Meeting”) of Fossil, Inc. (the “Company”) held on May 19, 2010, the stockholders approved the Fossil, Inc. 2010 Cash Incentive Plan (the “Incentive Plan”). The Incentive Plan was adopted by the Company’s Board of Directors (the “Board”) on March 24, 2010, subject to stockholder approval.

The Incentive Plan provides for awards of cash incentive compensation that are payable upon satisfaction of specified performance goals over a specified performance period. The Company’s Compensation Committee or, in the case of certain employees and if authorized by the Compensation Committee, the Chief Executive Officer, will (i) determine the employees who are eligible to participate in the Incentive Plan, (ii) establish the performance goals and achievement levels for each participant and (iii) certify the achievement of the performance goals. These decisions will be made solely by the Compensation Committee with respect to employees for whom the limitation on deductibility for compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and the treasury regulations thereunder are applicable, including the Company’s named executive officers. Employees of the Company and its subsidiaries can be eligible to participate in the Incentive Plan.

For more information about the Incentive Plan, see our definitive proxy statement dated April 15, 2010, the relevant portions of which are incorporated herein by reference. The description above and such portions of the proxy statement are qualified in their entirety by reference to the full text of the Incentive Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the stockholders approved a proposal to amend and restate the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to eliminate the classification of the board of directors (the “Board”) and to provide instead for the annual election of directors (the “Charter Amendment and Restatement”).

On March 24, 2010, the Board approved the Charter Amendment and Restatement and recommended that it be submitted to the Company’s stockholders for approval. On the same date, the Board approved the Third Amended and Restated Bylaws of the Company (the “New Bylaws”), contingent and effective upon stockholder approval of the Charter Amendment and Restatement. The New Bylaws became effective on May 19, 2010 upon approval of the Charter Amendment and Restatement.

Under Section 141 of the Delaware General Corporation Law (the “DGCL”), the elimination of the classification of the Board also has the effect of changing the ability of stockholders to remove directors other than for cause. Previously under the bylaws, directors could be removed only with cause, as defined. As required by Section 141 of the DGCL, the New Bylaws provide that directors may be removed with or without cause.

The New Bylaws also update the Company’s registered agent and certain section numbering.

The foregoing descriptions of the Third Amended and Restated Certificate of Incorporation and the New Bylaws are qualified in their entirety by reference to the full text of the Third Amended and Restated Certificate of Incorporation and the New Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 19, 2010 to (i) vote on a proposal to approve the Charter Amendment and Restatement to provide for the annual election of directors (“Proposal 1”), (ii) if Proposal 1 was approved, elect 10 directors to the Board to serve for a term of one year or until their respective successors are elected and qualified (“Proposal 2”), (iii) if Proposal 1 was not approved, elect three directors to the Board to serve for a term of three years or until their respective successors are elected and qualified (“Proposal 3”), (iv) vote on a proposal to approve the Incentive Plan (“Proposal 4”), and (v) ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2011 (“Proposal 5”). For more information about the foregoing proposals, see our definitive proxy statement dated April 15, 2010, the relevant portions of which are incorporated herein by reference.

The table below shows the final results of the voting at the Annual Meeting. Because Proposal 1 was approved, Proposal 2 was submitted to the stockholders and voted upon and Proposal 3 was not.

	Votes in Favor	Votes Withheld/ Against	Abstain	Broker Non-Votes
Proposal 1	60,897,133	24,146	3,876	1,845,105

Election of Directors (Proposal 2)
Elaine Agather	60,769,194	155,961
Michael W. Barnes	60,284,291	640,864
Jeffrey N. Boyer	60,800,408	124,747
Kosta N. Kartsotis	60,284,234	640,921
Elysia Holt Ragusa	60,799,840	125,315
Jal S. Shroff	60,254,488	670,667
James E. Skinner	60,801,498	123,657
Michael Steinberg	60,770,291	154,864
Donald J. Stone	60,334,350	590,805
James M. Zimmerman	60,801,515	123,640

Proposal 4	60,260,061	647,143	17,951	1,845,105

Proposal 5	62,214,359	551,046	4,855

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1.	Third Amended and Restated Certificate of Incorporation of Fossil, Inc.

3.2.	Third Amended and Restated Bylaws of Fossil, Inc.

10.1	Fossil, Inc. 2010 Cash Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2010

FOSSIL, INC.

By:	/S/ MIKE L. KOVAR
Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Fossil, Inc.

3.2	Third Amended and Restated Bylaws of Fossil, Inc.

10.1	Fossil, Inc. 2010 Cash Incentive Plan.